Exhibit 99

FORM 3 JOINT FILER INFORMATION


Name:				Crown Castle Investment Corp.

Address:			510 Bering Drive, Suite 600
				Houston, TX 77057

Designated Filer:		Crown Castle International Corp.

Issuer & Ticker Symbol:	FiberTower Corporation (FTWR)

Date of Event
Requiring Statement:		8/29/06

						Crown Castle Investment Corp.

       Signature:			By:	J. Patrick Kelly, President & CEO